Exhibit 99.1

REALTY INCOME RECASTS AND EXPANDS REVOLVING CREDIT FACILITIES TO $5.5 BILLION AND COMMERCIAL PAPER PROGRAMS TO $5.5 BILLION

SAN DIEGO, CALIFORNIA, July 13, 2026... Realty Income Corporation (Realty Income, NYSE: O) (the “Company”), The Monthly Dividend Company®, announced that it has closed on the recast and expansion of its $5.5 billion multicurrency unsecured revolving credit facilities, upsized from the prior $4.0 billion capacity. In addition, the Company also announced an expanded combined capacity of $5.5 billion for its global commercial paper programs, upsized from the prior $3.0 billion combined capacity.

“This recast further strengthens our liquidity position through the continued support of our lending partners. Access to efficiently priced capital has long been a competitive advantage for Realty Income, and the increased borrowing capacity enhances our financial flexibility to execute on our strategy and pursue accretive growth opportunities,” said Jonathan Pong, Realty Income’s Chief Financial Officer and Treasurer.

$5.5 Billion Revolving Credit Facilities

Realty Income’s revolving credit facilities provide for updated capacity of $5.5 billion with an accordion expansion feature up to $6.5 billion, which is subject to obtaining lender commitments. The revolving credit facilities are bifurcated into two $2.75 billion tranches, which initially mature on April 29, 2029 and July 10, 2030 respectively, before giving effect to two six-month extension options for each facility. Pursuant to the terms of the revolving credit facilities, the Company’s current A3 / A- credit ratings provide for a borrowing rate of 67.5 basis points over SOFR for U.S. Dollar borrowings, with a facility commitment fee of 12.5 basis points, for all-in drawn pricing of 80 basis points over SOFR, a reduction of 5.0 basis points from the prior revolving credit facilities.

A total of 26 lenders are participating in the Realty Income revolving credit facilities, including Wells Fargo Bank, National Association, as the Administrative Agent. Wells Fargo Securities, LLC, JPMorgan Chase Bank, N.A., BofA Securities, Inc., and TD Bank, N.A. are serving as Joint Bookrunners.

$5.5 Billion Commercial Paper Programs

In conjunction with the closing of the updated revolving credit facilities, Realty Income also expanded its global unsecured commercial paper programs to a total combined capacity of $5.5 billion, including an upsized $2.75 billion U.S. commercial paper program and $2.75 billion European commercial paper program. The notes will be sold under customary terms in the United States and European commercial paper note markets, respectively, and will rank pari passu with all of the Company’s other unsecured senior indebtedness, including the Company’s outstanding senior notes and borrowings under the Company’s multicurrency revolving credit facilities. The Company expects to use its $5.5 billion multicurrency revolving credit facilities as a liquidity backstop for the repayment of notes issued under the programs.

The notes to be offered under the U.S. and European commercial paper programs have not been and will not be registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This press release shall not constitute an offer to sell or the solicitation of an offer to buy the notes under the Company’s commercial paper programs.

About Realty Income

Realty Income (NYSE: O), an S&P 500 company, is real estate partner to the world’s leading companies®. Founded in 1969, we serve our clients as a full-service real estate capital provider. As of March 31, 2026, we have a portfolio of over 15,500 properties in all 50 U.S. states, the U.K., and eight other countries in Europe. We are known as “The Monthly Dividend Company®” and have a mission to invest in people and places to deliver dependable monthly dividends that increase over time. Since our founding, we have declared 673 consecutive monthly dividends and are a member of the S&P 500 Dividend Aristocrats® index for having increased our dividend for over 31 consecutive years. Additional information about the Company can be found at www.realtyincome.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. When used in this press release, the words “estimate,” “anticipate,” “assume,” “expect,” “believe,” “intend,” “continue,” “should,” “may,” “likely,” “plan,” “seek,” and similar expressions are intended to identify forward-looking statements. Forward-looking statements include discussions of our business, strategy; liquidity and cash flows; plans, and the intentions of management; our platform; financing activities, including issuances under our commercial paper programs; and growth strategies. Forward-looking statements are subject to risks, uncertainties, and assumptions about us which may cause our actual future results to differ materially from expected results. Some of the factors that could cause actual results to differ materially are, among others, our continued qualification as a real estate investment trust; general domestic and foreign business, economic, or financial conditions; competition; fluctuating interest and currency rates; inflation and its impact on our clients and us; access to debt and equity capital markets and other sources of funding (including the terms, structure and partners of such funding); volatility and uncertainty in the credit and financial markets; other risks inherent in real estate, private capital, credit and mezzanine investments, and joint ventures or co-investment ventures including solvency, defaults under leases, bankruptcies, potential liability relating to environmental matters, illiquidity of real estate investments (including rights of first refusal or rights of first offer), and potential damages from natural disasters; impairments in the value of our real estate assets; volatility and changes in domestic and foreign laws and the application, enforcement or interpretation thereof (including with respect to tax laws and rates); property ownership through co-investment ventures, funds, joint ventures, partnerships and other arrangements which, among other things, may transfer or limit our control of the underlying investments; epidemics or pandemics; the loss of key personnel; the threat and outcome of any legal proceedings to which we are a party or which may occur in the future; acts of terrorism and war; the anticipated benefits from mergers, acquisitions, co-investment ventures, funds, joint ventures, partnerships, and other arrangements; and those additional risks and factors discussed in our reports filed with the U.S. Securities and Exchange Commission. Readers are cautioned not to place undue reliance on forward-looking statements. Forward-looking statements are not guarantees of future plans and performance and speak only as of the date of this press release. Past operating results and performance are provided for informational purposes and are not a guarantee of future results. There can be no assurance that historical trends will continue. Actual plans and results may differ materially from what is expressed or forecasted in this press release and forecasts made in the forward-looking statements discussed in this press release might not materialize. We do not undertake any obligation to update forward-looking statements or publicly release the results of any forward-looking statements that may be made to reflect events or circumstances after the date these statements were made or to reflect the occurrence of unanticipated events.

Investor Relations:

Alex Waters

Vice President, Investor Relations

+1 858 284 4965

awaters@realtyincome.com